UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2020
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Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)
516-683-6000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, Lifetime Brands, Inc. (the “Company” or “Lifetime”) announced certain cost reduction efforts in light of the COVID-19 pandemic and the related impact on its business, including reductions in executive compensation.

The Company is reducing the compensation on a graduated basis for Lifetime’s named executive officers, with its Chief Executive Officer, Robert Kay, and Executive Chairman, Jeffrey Siegel, each agreeing to temporarily reduce their base salary by 20% and its President, Daniel Siegel, and its Senior Vice-President – Finance, Treasurer and Chief Financial Officer, Laurence Winoker, each agreeing to temporarily reduce their base salary by 12.5%. Further, all of the Company’s named executive officers have agreed that the temporary reduction in base salary will not trigger any ability to resign for “Good Reason” (as defined in their respective employment agreements with the Company (“collectively, “Employment Agreements”)). The reduction becomes effective on April 13, 2020 and is to last until the earlier of October 1, 2020 or such time that the Board of Directors, in the case of Robert Kay and Jeffrey Siegel, and the Chief Executive Officer of the Company or his designee, in the case of Daniel Siegel and Laurence Winoker, determines that such reinstatement is appropriate. The reduction will not apply for purposes of calculating any annual bonus or severance to which the named executive officers may otherwise become entitled.

Each of the members of the Company’s Board of Directors also agreed to reduce the unpaid cash portion of their annual compensation by 20%.

Item 8.01 Other Events.

On April 2, 2020, the Company issued a press release, announcing a number of actions it is taking in response to the COVID-19 pandemic and the related impact on its business, including the reductions in executive compensation described in Item 5.02 above, as well as an update on its financial condition, the postponement of its quarterly dividend originally scheduled to be paid in May 2020 and the postponement of the expected filing date of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”).

The Company will announce the new record and payment dates for the quarterly dividend on or prior to May 1, 2020 and will provide further details as to the expected timing of the Quarterly Report on or prior to May 11, 2020.

The information provided in this Item 8.01 is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

99.1 Press release dated April 2, 2020

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Robert B. Kay
Robert B. Kay Chief Executive Officer
Date: April 8, 2020